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EXHIBIT 99         PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
     OR     JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE:  1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                    ANNOUNCES COMPLETION OF STOCK REPURCHASE

Wellsville, Ohio - September 07, 2000 -- Grand Central Financial Corp. announced the completion of its previously announced stock repurchase program which was initiated in April. The Company repurchased 5% of its outstanding stock or 92,096 shares at an average price of $9.41 or $866,316.00. To date, since its inception on December 30, 1998, Grand Central Financial Corp. has repurchased 189,040 of its shares.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1892, will continue operation of its three offices located within Columbiana and Jefferson Counties, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.